CERTIFICATION

J. Robert Lind, President, and Erik Naviloff, Treasurer of the Lind Capital Partners Municipal Credit Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Lind Capital Partners Municipal Credit Income Fund		Lind Capital Partners Municipal Credit Income Fund

/s/ J. Robert Lind		/s/ Erik Naviloff
J. Robert Lind		Erik Naviloff
Date:	10/1/2026	Date:	10/1/2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Lind Capital Partners Municipal Credit Income Fund and will be retained by the Lind Capital Partners Municipal Credit Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.